                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (Registration Statement File No. 333-3282-D) of our report dated February 27, 1998 (except with respect to the matter discussed in Note 12 as to which the date is March 12, 1998), included in Online System Services, Inc. Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


/s/ Arthur Andersen LLP

Denver, Colorado,
June 22, 1998.